SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2005 (January 20, 2005)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address and Zip Code of Principal Executive Offices)

432/620-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective January 20, 2005, Key Energy Services, Inc. (the “Company”) entered into an office lease (the “Office Lease”) with Crescent 1301 McKinney, L.P. for office space in downtown Houston, Texas consisting of approximately 25,137 square feet (or the 18th floor of the subject building).  The term of the Office Lease is 126 months (10.5 years) commencing on December 15, 2005 and expiring on June 14, 2016.  The monthly base rent due under the Office Lease during the term is $24,089.63 from the commencement date to June 14, 2011, and $26,184.38 thereafter until the expiration date; provided that the monthly base rent will be abated for the first six months of the lease, subject to certain conditions.  In addition, the Company will be entitled to a construction allowance for a portion of the costs of leasehold improvements.

The Company has the option to extend the term of the Office Lease for two consecutive periods of five years each at a monthly base rent of 95% of the fair market value, as determined by the Company and the landlord.  In addition, the Company has the option, exercisable no later than December 15, 2007, to lease the 17th floor of the subject building at the same per-square-foot rate of the original office space; provided, however, that the Company is required to lease at least 9,000 and up to 15,000 square feet (in the Company’s discretion) of the 17th floor by the first day of the 19th calendar month of the initial term of the Office Lease.  The Company also has the preferential right, so long as 24 months remain in the initial term of the Office Lease, to lease any office space on the 17th floor not already leased by the Company plus approximately 10,000 square feet on the 16th floor of the subject building at the time such space becomes available for direct lease to a new tenant.

The foregoing description of the Office Lease does not purport to be complete and is qualified in its entirety by reference to the Office Lease, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 20, 2005, the Company announced that it has named William M. (“Bill”) Austin as Chief Financial Officer.  Mr. Austin succeeds Royce W. Mitchell who previously served in such capacity.

Mr. Austin, age 58, has served as an advisor to the Company for the past six months.  Prior to joining the Company, Mr. Austin served as Chief Restructuring Officer of Northwestern Corporation from March 2003 to July 2004.  Mr. Austin also served as Chief Executive Officer, U.S. Operations, of Cable & Wireless/Exodus Communications from 2001 to September 2002 and as Chief Financial Officer of BMC Software from 1997 to 2001.  Prior to that, Mr. Austin spent nearly six years at McDonnell Douglas Aerospace, serving most recently as Vice President and Chief Financial Officer, and eighteen years at Bankers Trust Company.  Mr. Austin received a B.S. in Electrical Engineering from Brown University in 1968 and an M.B.A. from Columbia University in 1973.

On January 18, 2005, the Company announced that Newton W. “Trey” Wilson III would join the Company as Senior Vice President and General Counsel. Mr. Wilson was hired effective January 24, 2005.

Mr. Wilson, age 54, previously served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation (“Forest”), where he joined in November 2000. Prior to joining Forest, Mr. Wilson served as a consultant to Mariner Energy LLC from 1999 to December 2000 and a consultant to Sterling City Capital from 1998 to 1999. He served in various capacities at Union Texas Petroleum Holdings, Inc. from 1993 to1998, and was President and Chief Operations Officer of Union Texas Americas Ltd. from 1996 to 1998.  Mr. Wilson received a B.B.A. from Southern Methodist University in 1972 and a J.D. from the University of Texas in 1975. Mr. Wilson will be based in Houston, Texas.

Copies of the Company’s press release are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)     Exhibits.

10.1	Office Lease effective as of January 20, 2005, between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.
99.1	Press Release dated January 18, 2005.
99.2	Press Release dated January 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 26, 2005	By:	/s/ Richard J. Alario
Richard J. Alario Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Office Lease effective as of January 20, 2005, between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.
99.1	Press Release dated January 18, 2005.
99.2	Press Release dated January 20, 2005.